Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Cellectis S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)(3)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, €0.05 nominal value per share, reserved for future issuance upon the exercise of stock options issuable under the 2023 Stock Option Plan	457(c) and 457(h)	2,779,188	$1.95 (4)	$5,426,920	$110.20 per $1,000,000	$598.05

Equity	Ordinary Shares, €0.05 nominal value per share reserved for future issuance upon settlement of free shares issuable under the 2023 Free Share Plan	457(c) and 457(h)	2,779,188	$1.95 (4)	$5,426,920	$110.20 per $1,000,000	$598.05

Total Offering Amounts					$10,853,840		$1,196.09

Total Fee Offsets							—

Net Fees Due							$1,196.09

(1)

These shares may be represented by the Registrant’s American Depositary Shares, or ADS. Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-202488).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Ordinary Shares that become issuable under the Registrant’s 2023 Stock Option Plan or the Registrant’s 2023 Free Shares Plan or by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.

(3)

The shareholders authorization relating to the ordinary shares reserved for future issuance upon stock option and free share grants covered by this Registration Statement restricts the aggregate number of ordinary shares issuable to an aggregate of 2,779,188 ordinary shares. Accordingly, notwithstanding the 5,558,376 ordinary shares registered on this Registration Statement, the aggregate amount issuable upon such future issuances cannot exceed 2,779,188 ordinary shares.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based upon the price of $1.95 per ADS, which was the average of the high and low prices of the ADS as reported on NASDAQ for August 2, 2023.